FOR IMMEDIATE RELEASE

Napster Contacts:
Corporate Communications:
Dana M. Harris
Napster
310-281-5000
dana.harris@napster.com

Matt Benson/Wendy Fraser
Citigate Sard Verbinnen
415-618-8750
mbenson@sardverb.com
wfraser@sardverb.com

Tracy Greenberger
Citigate Sard Verbinnen
212-687-8080
tgreenberger@sardverb.com

Investor Relations:
Alex Wellins
The Blueshirt Group
415-217-5861
alex@blueshirtgroup.com

NAPSTER ENGAGES UBS TO ASSIST IN
EVALUATION OF STRATEGIC ALTERNATIVES

LOS ANGELES, CA - September 18, 2006 - Napster (NASDAQ: NAPS) announced today that in response to recent third party interest in establishing strategic partnerships or potentially acquiring the company, it has retained UBS Investment Bank to assist the Board and management in its evaluation of strategic alternatives.

Chris Gorog, Napster’s Chairman & CEO, said, “Napster is in a strong position to continue aggressively building our business as an independent company and we are pleased to also have the opportunity to thoughtfully examine potential combinations that may further enhance Napster’s unique strategic and brand position in the center of digital media. Our goal is to enhance shareholder value which could potentially lead to a new strategic partnership or the sale of the company but in any event our primary focus will remain on growing Napster.”

Nand Gangwani, Napster’s CFO, said, “Napster has a strong balance sheet with a healthy cash position of $97 million as of the close of the first quarter and we are currently generating annual revenues in excess of $100 million. For the second half of our fiscal year, we project a strong up-tick in subscription growth from a base of more than half a million subscribers and a significant expansion of our mobile business, including the addition of new tier one wireless partners. We are also looking forward to launching in Japan this fall as scheduled, expanding our global footprint to include the top four music markets in the world.”

The company advised that it has not set a definitive timetable for completion of its evaluation and further that there can be no assurances that the evaluation process will result in any specific transaction. The company also advised that it does not intend to disclose developments regarding its evaluation of strategic alternatives unless and until its Board of Directors approves a definitive transaction.

About Napster

Napster is committed to making great music experiences more accessible to all music fans. Napster.com gives web users the power to legally listen on-demand to a massive catalog of music from major and independent labels, wherever they are on the Web -- for FREE. The Napster music subscription service offers a premium experience that includes unlimited access to CD-quality music and advanced discovery, community and programming features in an advertising-free environment. Napster To Go subscribers also enjoy unlimited transfer of music to a compatible MP3 player. Napster Light, an a la carte download store, and Napster Mobile, a hosted music service featuring artist images, ring tones and full-length songs, round out the Napster digital music lineup. Napster is headquartered in Los Angeles with sales offices in Frankfurt and London. For more information, please visit www.napster.com.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release, in particular matters related to the growth of Napster, potential strategic partnerships or the acquisition of Napster, Napster's revenues, subscriber growth, the expansion of Napster’s mobile business, relationships with tier one wireless providers and the launch of the music service in Japan, contain forward-looking statements that are subject to certain risks and uncertainties including the new and rapidly evolving nature of digital media distribution and Napster’s business model, Napster’s ability to add new subscribers and reduce churn, intense competition, the failure to maintain strategic relationships, reliance on content provided by third parties and failure of the Napster service to interoperate with the hardware of Napster's customers, and provisions in Napster’s agreements, charter documents, stockholder rights plan and Delaware law that may delay or prevent acquisition of us that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster's reports filed with the Securities and Exchange Commission (SEC), including the Company's Quarterly Report on Form 10-Q as filed with the SEC on August 2, 2006, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Napster assumes no obligation to update the forward-looking statements included in this press release.

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Copyright © 2006 Napster, LLC. All rights reserved. Napster, Napster Light, Napster To Go and Napster Mobile are either trademarks or registered trademarks of Napster, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are owned by their respective owners.